Exhibit 32.1

WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

(18 U.S.C. Section 1350)

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Arbitron Inc. (the “Company”), each hereby certifies that, to his/her knowledge, on the date hereof:

(a)	the Annual Report on Form 10-K of the Company for the year ended December 31, 2012, filed on the date hereof with the Securities and Exchange Commission (the “Annual Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Sean R. Creamer
Sean R. Creamer
Chief Executive Officer
Date: February 25, 2013

/s/ Debra Delman
Debra Delman
Chief Financial Officer
Date: February 25, 2013